EXHIBIT 24.1

POWER OF ATTORNEY
ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2017

KNOW ALL BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Rakesh Sachdev and John E. Capps, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Platform Specialty Products Corporation for the fiscal year ended December 31, 2017, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 28th day of February, 2018.

Signature	Title

/s/ Martin E. Franklin	Chairman of the Board
Martin E. Franklin

/s/ Rakesh Sachdev	Director and Chief Executive Officer
Rakesh Sachdev

/s/ Ian G.H. Ashken	Director
Ian G.H. Ashken

/s/ Nicolas Berggruen	Director
Nicolas Berggruen

/s/ Michael F. Goss	Director
Michael F. Goss

/s/ Ryan Israel	Director
Ryan Israel

/s/ E. Stanley O’Neal	Director
E. Stanley O’Neal